Exhibit 99.1

Investor Contact:	Investor Relations
Polycom, Inc.
925-924-5907
investor@polycom.com

Press Contact:	Caroline Japic
Polycom, Inc.
408-474-2265
caroline.japic@polycom.com

Polycom Reports First Quarter 2011 Earnings

Q1 Revenue Growth of 25 Percent Year-over-Year to a Record $344 Million;

Record Q1 Operating Cash Flow of $46 Million

PLEASANTON, Calif. – April 21, 2011 – Polycom, Inc. (Nasdaq: PLCM), a global leader in unified communications (UC), today reported its earnings for the first quarter ended March 31, 2011.

First quarter 2011 consolidated net revenues were a record $344 million, compared to $276 million for the first quarter of 2010. GAAP net income for the first quarter of 2011 was $34 million, or 38 cents per diluted share, compared to $5 million, or 6 cents per diluted share, for the same period last year. Non-GAAP net income for the first quarter of 2011 was $43 million, or 48 cents per diluted share, compared to non-GAAP net income of $25 million, or 29 cents per diluted share, for the first quarter of 2010.

The reconciliation between GAAP net income and non-GAAP net income is provided in the tables at the end of this release.

On a geographic basis, consolidated net revenues for the first quarter of 2011 were comprised of:

•	51 percent Americas, or $176 million;

•	25 percent Europe, Middle East, and Africa, or $86 million; and

•	24 percent Asia Pacific, or $82 million.

On a geographic basis, consolidated net revenues for the first quarter of 2010 were comprised of:

•	54 percent Americas, or $150 million;

•	25 percent Europe, Middle East, and Africa, or $67 million; and

•	21 percent Asia Pacific, or $59 million.

“Record results for the first quarter were driven by broad-based customer demand for Polycom’s leading UC solutions across all major geographies,” said Andrew Miller, Polycom president and CEO. “We are particularly pleased with the traction Polycom’s UC strategy is gaining within our partner and customer communities, as well as the outstanding results we continue to achieve in emerging markets such as China and India.”

“Importantly, our 2011 strategic imperatives are already beginning to yield results as evidenced by new strategic partnerships and the delivery of new solutions. For instance, through our recently acquired Accordent video content management solution, we announced our new cloud-based media service hosted on Microsoft’s Windows Azure platform. IBM awarded Polycom the IBM Lotus Award for our innovative Polycom UC for Lotus Sametime solution, and we announced our new strategic partnership with Ericsson to capture business and consumer demand for mass-market visual communication. In addition, we extended our mobile presence to the Motorola XOOM platform, signifying another step toward Polycom’s UC presence on all major mobility platforms and validating our open architecture strategy by providing support for Telepresence Interoperability Protocol (TIP) through Polycom’s UC Intelligent Core™ platform.”

“In summary, we believe the UC industry is at an inflection point and we are uniquely positioned to benefit directly from the fundamental shift in the way people communicate. The rapid adoption of video, the pervasive use of mobile devices, and the emerging use of the cloud to deliver UC solutions are driving our strategy as principal catalysts for our business. As the only independent provider of scale, we believe Polycom is in an excellent position to capture this momentum and deliver strong revenue growth and expanding operating margins in the future,” concluded Miller.

“Driven by record revenues, strong gross margins, and operating cost management, Polycom’s operating income grew both sequentially and year-over-year in the first quarter,” said Michael Kourey, Polycom executive vice president, finance and administration, and CFO. “This is especially noteworthy given typical first quarter seasonality, as these results illustrate the demand for Polycom’s UC solution and the margin growth opportunity for our business. As a result of our strong operating results and effective working capital management, we generated positive operating cash flow of $46 million—a record for a Q1, and we exited the first quarter with $539 million in cash and investments and no debt.”

About Polycom

Polycom, Inc. (Nasdaq: PLCM) is a global leader in unified communications solutions with industry-leading telepresence, video, voice and infrastructure solutions built on open standards. Polycom powers smarter conversations, transforming lives and businesses worldwide. Please visit www.polycom.com for more information or connect with Polycom on Twitter, Facebook, and LinkedIn.

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 regarding future events, future demand for our products, and the future performance of the Company, including statements regarding Polycom’s future UC presence on all major mobility platforms, Polycom as being uniquely positioned to benefit from the inflection point in the UC industry and shifts in the way people communicate, drivers such as video adoption, the pervasiveness of mobile devices and cloud-based delivery of UC solutions as catalysts for our business, and the future delivery of strong revenue growth and expanding operating margins by Polycom. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including the fact that the Company’s continuing strategic investment plan may not yield the intended results or may take longer than originally anticipated to achieve such results; the impact of competition on our product sales and for our customers and partners; the impact of increased competition due to consolidation in our industry or competition from companies that are larger or that have greater resources than we do; potential fluctuations in results and future growth rates; risks associated with general economic conditions and external market factors; the market acceptance of Polycom’s products and changing market demands, including demands for differing technologies or product and services offerings; our ability to successfully integrate Accordent into our business; possible delays in the development, availability and shipment of new products, increasing costs and differing uses of capital; changes in key personnel that may cause disruption to the business; any disruptive impact to the Company that may result from the new executive hires; the impact of restructuring actions; and the impact of global conflicts that may adversely impact our business. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and in other reports filed by Polycom with the SEC. Polycom disclaims any intent or obligations to update these forward-looking statements.

To supplement our consolidated financial statements presented on a GAAP basis, Polycom uses non-GAAP measures of operating results, net income and income per share, which are adjusted to exclude certain costs, expenses, gains, and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Polycom’s underlying operational results and trends, and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses, or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Earnings Call Details

As has been noted on the Company’s web site since April 4, 2011, Polycom will hold a conference call today, April 21, 2011, at 5 p.m. EDT/2 p.m. PDT to discuss its first quarter earnings. Andrew Miller, president and CEO, and Michael Kourey, chief financial officer, will host the conference call. You may participate by viewing the webcast at www.polycom.com/investors or, for callers in the US and Canada, by calling 800.891.3472; and for callers outside of the US and Canada, by calling 212.231.2900. The pass code for the call is “Polycom.” A replay of the call will also be available at www.polycom.com or, for callers in the US and Canada, at 800.633.8284; and for callers outside of the US and Canada, at 402.977.9140. The access number for the replay is 21517838. A replay of the call will be available on www.polycom.com for approximately 12 months.

Polycom reserves the right to modify future product plans at any time. Products and/or related specifications referenced in this press release are not guaranteed and will be delivered on a when and if available basis.

© 2011 Polycom, Inc. All rights reserved. POLYCOM®, the Polycom “Triangles” logo and the names and marks associated with Polycom’s products are trademarks and/or service marks of Polycom, Inc. and are registered and/or common law marks in the United States and various other countries. All other trademarks are property of their respective owners.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2011
	GAAP	Excluded			Non-GAAP
Revenues:
Product revenues	$285,469	$—			$285,469
Service revenues	58,696	—			58,696

Total revenues	344,165	—			344,165

Cost of revenues:
Cost of product revenues	111,987	4,039	(a	)	107,948
Cost of service revenues	26,424	582	(b	)	25,842

Total cost of revenues	138,411	4,621			133,790

Gross profit	205,754	(4,621)			210,375

Operating expenses:
Sales and marketing	100,621	4,824	(b	)	95,797
Research and development	44,231	2,400	(b	)	41,831
General and administrative	18,429	2,975	(c	)	15,454
Amortization of purchased intangibles	1,382	1,382			—
Restructuring costs	2,578	2,578			—
Acquisition-related costs	2,349	2,349			—

Total operating expenses	169,590	16,508			153,082

Operating income	36,164	(21,129)			57,293
Other expense, net	(1,279)	(500)	(d	)	(779)

Income before provision for income taxes	34,885	(21,629)			56,514
Provision for income taxes	907	(12,374)	(e	)	13,281

Net income	$33,978	$(9,255)			$43,233

Basic net income per share	$0.39	$(0.10)			$0.49

Diluted net income per share	$0.38	$(0.10)			$0.48

Weighted average shares outstanding for basic net income per share	87,528				87,528

Weighted average shares outstanding for diluted net income per share	90,300				90,300

(a)	Excluded amount includes $3,286 related to the amortization of purchased intangibles for core and existing technologies, $642 for stock-based compensation expense recorded during the period and $111 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	Excluded amount includes $1,807 for stock-based compensation expense recorded during the period and $1,168 for the legal costs related to the indemnification of a former officer of the Company.
(d)	Excluded amount represents the impairment of an investment in a private company.
(e)	Excluded amount represents the tax impact on expenses which are excluded in items (a)-(d) above, as well as a $7,487 benefit related to the resolution of a multi-year tax audit.

POLYCOM, INC.

GAAP to Non-GAAP Reconciliation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2010
	GAAP	Excluded			Non-GAAP
Revenues:
Product revenues	$228,057	$—			$228,057
Service revenues	48,097	—			48,097

Total revenues	276,154	—			276,154

Cost of revenues:
Cost of product revenues	92,549	4,254	(a	)	88,295
Cost of service revenues	24,286	1,179	(b	)	23,107

Total cost of revenues	116,835	5,433			111,402

Gross profit	159,319	(5,433)			164,752

Operating expenses:
Sales and marketing	90,916	6,291	(b	)	84,625
Research and development	33,905	3,082	(b	)	30,823
General and administrative	15,982	2,497	(b	)	13,485
Amortization of purchased intangibles	1,440	1,440			—
Restructuring costs	1,749	1,749			—
Acquisition-related costs	—	—			—

Total operating expenses	143,992	15,059			128,933

Operating income	15,327	(20,492)			35,819
Other expense, net	(8,581)	(6,530)	(c	)	(2,051)

Income before provision for income taxes	6,746	(27,022)			33,768
Provision for income taxes	1,335	(7,103)			8,438

Net income	$5,411	$(19,919)			$25,330

Basic net income per share	$0.06	$(0.24)			$0.30

Diluted net income per share	$0.06	$(0.23)			$0.29

Weighted average shares outstanding for basic net income per share	84,665				84,665

Weighted average shares outstanding for diluted net income per share	87,364				87,364

(a)	Excluded amount includes $3,364 related to the amortization of purchased intangibles for core and existing technologies, $770 for stock-based compensation expense recorded during the period and $120 related to the effect of stock-based compensation on warranty expense rates.
(b)	Excluded amount represents stock-based compensation expense recorded during the period.
(c)	Excluded amount represents the loss recognized during the period on preferred securities considered to be other than temporarily impaired.

POLYCOM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$362,557	$324,188
Investments	140,473	170,154
Trade receivables, net	174,526	154,507
Inventories	116,546	113,994
Deferred taxes	34,004	32,357
Prepaid expenses and other current assets	47,586	41,884

Total current assets	875,692	837,084

Property and equipment, net	112,649	110,321
Long-term investments	35,674	41,316
Goodwill and purchased intangibles	574,173	519,685
Deferred taxes	11,494	18,388
Other assets	20,871	20,611

Total assets	$1,630,553	$1,547,405

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$96,231	$90,890
Accrued payroll and related liabilities	33,203	35,222
Deferred revenue	119,751	104,919
Other accrued liabilities	56,359	54,651

Total current liabilities	305,544	285,682
Non-current liabilities
Deferred revenue	59,553	55,292
Taxes payable	9,877	16,690
Deferred taxes	2,000	2,057
Other long-term liabilities	13,153	12,714

Total liabilities	390,127	372,435
Stockholders’ equity	1,240,426	1,174,970

Total liabilities and stockholders’ equity	$1,630,553	$1,547,405

POLYCOM, INC.

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	March 31, 2011	March 31, 2010
Revenues:
Product revenues	$285,469	$228,057
Service revenues	58,696	48,097

Total revenues	344,165	276,154

Cost of revenues:
Cost of product revenues	111,987	92,549
Cost of service revenues	26,424	24,286

Total cost of revenues	138,411	116,835

Gross profit	205,754	159,319

Operating expenses:
Sales and marketing	100,621	90,916
Research and development	44,231	33,905
General and administrative	18,429	15,982
Amortization of purchased intangibles	1,382	1,440
Restructuring costs	2,578	1,749
Acquisition-related costs	2,349	—

Total operating expenses	169,590	143,992

Operating income	36,164	15,327
Other expense, net	(1,279)	(8,581)

Income before provision for income taxes	34,885	6,746
Provision for income taxes	907	1,335

Net income	$33,978	$5,411

Basic net income per share	$0.39	$0.06

Diluted net income per share	$0.38	$0.06

Weighted average shares outstanding for basic net income per share	87,528	84,665

Weighted average shares outstanding for diluted net income per share	90,300	87,364

POLYCOM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31, 2011	March 31, 2010
Cash flows from operating activities:
Net income	$33,978	$5,411
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,512	9,243
Amortization of purchased intangibles	4,668	4,804
Provision for excess and obsolete inventories	2,490	716
Non-cash stock-based compensation	10,255	13,819
Excess tax benefits from stock-based compensation	(10,087)	(3,731)
Impairment of private company investments	500	—
Write down of investments other than temporarily impaired	—	6,530
Loss on disposals of property and equipment	581	61

Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	(17,840)	(2,352)
Inventories	(4,904)	(6,783)
Deferred taxes	397	(528)
Prepaid expenses and other assets	(10,013)	(8,228)
Accounts payable	5,204	3,037
Taxes payable	2,986	1,359
Other accrued liabilities	14,867	(2,674)

Net cash provided by operating activities	45,594	20,684

Cash flows from investing activities:
Purchases of property and equipment	(14,848)	(16,998)
Purchases of investments	(62,491)	(108,862)
Proceeds from sale of investments	22,956	59,724
Proceeds from maturity of investments	74,855	10,740
Cash paid in purchase acquisition, net of cash acquired	(50,041)	—

Net cash used in investing activities	(29,569)	(55,396)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee option and stock purchase plans	26,945	19,720
Repurchase of common stock	(14,688)	(26,683)
Excess tax benefits from stock-based compensation	10,087	3,731

Net cash provided by (used in) financing activities	22,344	(3,232)

Net increase (decrease) in cash and cash equivalents	38,369	(37,944)
Cash and cash equivalents, beginning of period	324,188	331,098

Cash and cash equivalents, end of period	$362,557	$293,154